Exhibit 99.1

Contacts

Business Press	Investor Relations
Bill Blanning Vice President, Global Media Relations 949-926-5555 blanning@broadcom.com	T. Peter Andrew Vice President, Corporate Communications 949-926-5663 andrewtp@broadcom.com

Broadcom Announces New Evergreen Share Repurchase Program

IRVINE, Calif. – February 26, 2010 – Broadcom Corporation (Nasdaq: BRCM), a global leader in semiconductors for wired and wireless communications, today announced that its Board of Directors has authorized a new evergreen share repurchase program under which the Company may repurchase shares of Broadcom’s Class A common stock. Repurchases under this program are intended to reduce or eliminate the dilution associated with the Company’s stock incentive plans. Since 2005, Broadcom has spent approximately $3.37 billion to repurchase a total of 132 million shares of Class A common stock.

Repurchases under the new program will be made in open market or privately negotiated transactions in compliance with Securities and Exchange Commission Rule 10b-18, subject to market conditions, applicable state and federal legal requirements and the Company’s on-going determination that it is the best use for available cash. Broadcom expects to use cash on hand to fund the repurchases. The Board has not established an end date for the new repurchase program. The plan does not obligate Broadcom to acquire any particular amount of common stock, and it may be suspended at any time at the company’s discretion. The evergreen share repurchase program may be complemented with an additional share repurchase program in the future.

About Broadcom
Broadcom Corporation is a major technology innovator and global leader in semiconductors for wired and wireless communications. Broadcom® products enable the delivery of voice, video, data and multimedia to and throughout the home, the office and the mobile environment. We provide the industry’s broadest portfolio of state-of-the-art system-on-a-chip and software solutions to manufacturers of computing and networking equipment, digital entertainment and broadband access products, and mobile devices. These solutions support our core mission: Connecting everything®.

Broadcom, one of the world’s largest fabless communications semiconductor companies, with 2009 revenue of $4.49 billion, holds more than 3,800 U.S. and 1,550 foreign patents, and has more than 7,800 additional pending patent applications, and one of the broadest intellectual property portfolios addressing both wired and wireless transmission of voice, video, data and multimedia.

A FORTUNE 500® company, Broadcom is headquartered in Irvine, Calif., and has offices and research facilities in North America, Asia and Europe. Broadcom may be contacted at +1.949.926.5000 or at www.broadcom.com.

Cautions regarding Forward-Looking Statements:
All statements included or incorporated by reference in this release, other than statements or characterizations of historical fact, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and projections about our business and industry, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words. Examples of such forward-looking statements include, but are not limited to, references to the amount of any repurchases that will be made, and how repurchases will be funded. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

These risks, uncertainties and assumptions include, but are not limited to:

•	Overall cyclicality of or changing or adverse economic market conditions affecting the semiconductor industry and wired and wireless communications markets that may render purchasing the stock to be unreasonable or not in the best interests of the company; and

•	An unforeseen need for capital that may require us to divert funds from the share repurchase program to the new need for capital.

Additional factors that may cause Broadcom’s actual results to differ materially from those expressed in forward-looking statements include, but are not limited to the list that can be found at http://www.broadcom.com/press/additional—risk—factors/Q12010.php.

Broadcom®, the pulse logo, Connecting everything®, and the Connecting everything logo are among the trademarks of Broadcom Corporation and/or its affiliates in the United States, certain other countries and/or the EU. Any other trademarks or trade names mentioned are the property of their respective owners.